CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 1999 appearing in the Form 10-K annual report of Vitech America, Inc. as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, and the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Pannell Ken Forster PC
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PANNELL KERR FORSTER PC
New York, New York

June 11, 1999



New York, New York
March 3, 1998